UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2014
Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 – INCREASE IN SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

As reported in the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements of the Registrant filed on Form 10-Q on November 14, 2014 (the “Filing”), the Registrant, Vapor Group, Inc., (the “Company”), has accumulated “convertible notes payable” in aggregate amount as of September 30, 2014, of $3,583,423 (the “Aggregate Convertible Notes Payable”).

Since the Filing, several holders of convertible promissory notes included in the Aggregate Convertible Notes Payable have exercised their right to convert portions of their convertible promissory notes, in accordance with Federal and State law and regulation, into free-trading shares of common stock of the Registrant, under the terms of each holder’s respective convertible promissory note documentation. In addition to other terms, included under said documentation is frequently the requirement that the Company authorize its transfer agent, in conjunction with the making of each convertible promissory note, to reserve a quantity of shares of common stock in advance in the event that the debt holder decides to convert all or any part of the outstanding balance of their respective convertible promissory note. Such reservations are frequently variable in that downward changes in the market price of the Registrant’s common stock may trigger an increase or in the number of shares reserved. In addition, a common provision of these debt instruments allows the debt holder to convert all or a portion of the outstanding balance of the debt instrument, in accordance with Federal and State law and regulation, “at will” without the approval of the Registrant, meaning that such conversions of debt are outside of the Company’s control or right to say whether or not such a conversion may be allowed.

As reported in the Filing, there were 429,827,024 shares of common stock of the Registrant issued & outstanding on November 13, 2014.

As of December 3, 2014, there were 514,376,672 shares of common stock of the Registrant issued & outstanding; a increase of 84,549,648 shares of common stock over the quantity reported as issued & outstanding on November 13, 2014, (the “Increase”). The Increase included 5,550,000 shares (6.5% prox.) of restricted common stock issued in connection with employee and outside sales contractor compensation and approximately 79,000,000 (93.5% prox.) shares issued from debt conversions initiated by various holders of convertible promissory notes. Although the Increase is dilutive to our shareholders, it represents a reduction in the overall outstanding balance of the Aggregate Convertible Notes Payable of approximately $300,000 and therefore is of benefit to the Company in terms of a reduction of its debt burden.

The Registrant is filing this 8-K for the information of its shareholders as to what has occurred since the Filing of November 14, 2014, and anticipates that certain of the holders of the convertible promissory notes will continue to convert debt “at will”.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.

DATE: December 4, 2014	By:	/s/ Dror Svorai
	Name:	Dror Svorai
	Title:	Chief Executive Officer